UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company”) held on April 27, 2011, four proposals were submitted to and approved by the shareholders.  Of 71,915,073 shares outstanding and entitled to vote at our Annual Meeting, 62,032,753 were present in person or by proxy. The proposals are described in detail in the Company’s Proxy Statement. The following is a summary of the voting results for each matter presented to the shareholders:

Proposal  1

Election of Directors:	Votes For	Votes Withheld

Michael J. Blodnick	53,641,237	532,360
Sherry L. Cladouhos	53,714,091	459,506
James M. English	53,766,520	407,077
Allen J. Fetscher	53,615,904	557,692
Dallas I. Herron	53,782,871	390,726
Craig A. Langel	53,776,400	397,197
L. Peter Larson	51,689,965	2,483,632
Douglas J. McBride	53,720,098	453,499
John W. Murdoch	53,778,226	395,371
Everit A. Sliter	45,510,275	8,663,322

Proposal 2

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Advisory (non-binding)
resolution on executive
Compensation	53,611,356	396,979	165,252	7,859,166

Proposal 3

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Vote

Frequency of future advisory (non-binding) votes on executive compensation	47,028,173	335,604	6,574,208	232,902	7,861,866

Proposal 4

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Ratification of BKD, LLP
as independent registered
public accountants	61,845,228	73,573	113,953	00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2011	GLACIER BANCORP, INC.

s/s Ron J. Copher
	By:	Ron J. Copher
Executive Vice President and Chief Financial Officer